                                  EXHIBIT 21

                        Subsidiaries of the Registrant


                                       State or Other
                                       Jurisdiction of   Percentage
                                       Incorporation     Ownership
                                       -------------     ---------
Parent
------
Patapsco Bancorp, Inc.                 Maryland             --


Subsidiary (1)
----------

The Patapsco Bank                      Maryland            100%


Subsidiaries of The Patapsco Bank (1)
---------------------------------

PFSL Holding Corp.                     Maryland            100%

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(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.